                                                                    Exhibit 99.2

                            OASIS RESIDENTIAL, INC.
                 FORM OF PROXY OF STOCKHOLDERS SPECIAL MEETING

                          TO BE HELD ON APRIL 8, 1998

     This proxy is solicited on behalf of the Board of Directors of Oasis Residential, Inc.

The undersigned, a stockholder of Oasis Residential, Inc., a Nevada corporation, hereby appoints Peter L. Rhein, Scott S. Ingraham, and each of them (with full power to act without the other), the attorneys and proxies of the undersigned, with full powers of substitution, to attend the Special Meeting of Stockholders of said company to be held on April 8, 1998 and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to the matters set forth in the Joint Proxy Statement/Prospectus.

      THE BOARD OF DIRECTORS OF OASIS RESIDENTIAL, INC. RECOMMENDS A VOTE
              FOR PROPOSALS 1 AND 2 DESCRIBED IN THIS PROXY CARD.
              ---

This Proxy will be voted as you specify above. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 DESCRIBED IN THIS PROXY CARD.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

                                  SEE REVERSE
                                     SIDE

Please mark your votes as in this
example using dark ink only: [X]

 1. Approval of the Merger of Oasis            FOR     AGAINST    ABSTAIN
 Residential, Inc. with and into Camden
 Subsidiary II, Inc. pursuant to the           [_]       [_]        [_]
 Agreement and Plan of Merger, dated
 December 16, 1998, by and among
 Camden Property Trust, Camden
 Subsidiary II, Inc. and Oasis Residential,
 Inc., as amended


 2. The postponement or adjournment of         FOR     AGAINST    ABSTAIN
 the meeting for the solicitation of
 additional votes, if necessary to approve     [_]       [_]        [_]
 proposal 1

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

--------------------------------------------------------------------------------



                                       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals described above.


                                       ------------------------------
                                       Signature


                                       ------------------------------
                                       Signature


                                       Dated:  _____________, 1998


                                       NOTE: (Please sign exactly as your name
                                       or names appear. If more than one name
                                       appears, all persons so designated should sign. For joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should so indicate when signing).